Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement (Form S-8) of Keystone Financial, Inc. pertaining to the Non-Employee Director Stock Option Plan of 1994 of Financial Trust Corp of our report dated January 30, 1998, with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

March 27, 1998

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